Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130924 of Synova Healthcare Group, Inc. on Form S-8 of our report dated February 21, 2007 appearing in this Annual Report on Form 10-KSB of Synova Healthcare Group, Inc.

/s/    MORISON COGEN LLP

Bala Cynwyd, Pennsylvania

February 21, 2007